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                                                                   EXHIBIT 10.18


                           AGREEMENT AMONG GUARANTORS


         This Agreement Among Guarantors (the "Agreement") is made and entered into as of November 16, 1998, by and among Stephen D. King ("King"), Jerry L. Ruyan ("Ruyan") Greg C. Mosher ("Mosher") (also each a "Guarantor"), and Cafe Odyssey, Inc., a Minnesota corporation (the "Company").

                                  INTRODUCTION

         A. The Company is a party to a Loan Agreement dated October 9, 1996 with PNC Bank, Ohio, National Association, as amended (the "PNC Loan Agreement").

         B. As of September 23, 1998, the Company entered into a Revolving Promissory Note (the "Note") with The Provident Bank, an Ohio banking corporation ("Provident") in order to retire the Company's indebtedness under the PNC Loan Agreement and obtain additional financing (collectively, the "Provident Financing"). The Provident Financing consists of a first tranche in the principal amount of $1,000,000 (the "First Tranche") and a subsequent or concurrent second tranche in a principal amount of up to $2,000,000 (the "Second Tranche").

         C. In connection with the Company's borrowing under the First Tranche, Provident required guarantors to execute a $1,000,000 Joint and Several Limited Unconditional Guaranty (the "First Tranche Guaranty") of the Note. Each of the Guarantors has executed the First Tranche Guaranty.

         D. In connection with the Second Tranche, Provident required guarantors to execute Several Limited Guarantees (each, a "Second Tranche Guaranty") of the Note and pledge certain assets to Provident. King and Ruyan have each executed a $500,000 Second Tranche Guaranty and Mosher has executed a $1,000,000 Second Tranche Guaranty.

         E. In consideration of the Guarantees and the pledge of collateral by the Guarantors, the Company wishes to issue to each of the Guarantors a warrant to purchase shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company (individually a "Warrant" and collectively the "Warrants").

         F. The Guarantors and the Company also desire to provide for the issuance of additional Warrants to the Guarantors if the Company does not repay the Note on a timely basis.

         G. The Guarantors desire to remedy the inequities that may otherwise result from enforcement of any of the Guarantees through an agreement providing for appropriate indemnification and contribution rights and obligations among the Guarantors.


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        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors hereto agree as follows:

        1. Guarantees, Collateral and Supplemental Collateral. On or before the date hereof, each Guarantor has executed the First Tranche Guaranty, a Second Tranche Guaranty and a Pledge and Security Agreement (a "Pledge") in connection therewith.

        2.       Issuance of Warrants upon Execution of Guarantees and Pledges.

                 (a) In connection with the First Tranche, the Company shall issue to each Guarantor a Warrant to purchase 40,000 shares of Common Stock in the form attached as Exhibit A hereto.

                 (b) In connection with the Second Tranche, the Company shall issue to each Guarantor a Warrant to purchase 200,000 shares of Common Stock (except that Mosher shall receive a Warrant to purchase 400,000 shares) in the form attached as Exhibit A hereto.

        3. Issuance of Warrants upon Company's Failure to Timely Repay the Note. If the Company does not repay the Note in full on or before September 30, 1999 (the "Due Date"):

                 (a) the Company shall issue to each of King and Ruyan a Warrant to purchase 30,000 shares of Common Stock in the form attached as Exhibit A hereto. Thereafter, for so long as any amount due under the Note shall remain unpaid, on each monthly anniversary of the Due Date, the Company shall issue to each of King and Ruyan a Warrant to purchase 30,000 shares of Common Stock in the form attached as Exhibit A hereto;

                 (b) the Company shall issue to Mosher a Warrant to purchase 50,000 shares of Common Stock in the form attached as Exhibit A hereto. Thereafter, for so long as any amount due under the Note shall remain unpaid, on each monthly anniversary of the Due Date, the Company shall issue to Mosher a Warrant to purchase 50,000 shares of Common Stock in the form attached as Exhibit A hereto;

                 (c) the Company shall pay each of King and Ruyan $7,500 on the Due Date, $15,000 on the first monthly anniversary of the Due Date, $22,500 on the second monthly anniversary of the Due Date and $30,000 on the third and each subsequent monthly anniversary of the Due Date until the Note is paid in full; and

                 (d) the Company shall pay Mosher $12,500 on the Due Date, $25,000 on the first monthly anniversary of the Due Date, $37,500 on the second monthly anniversary of the Due Date and $50,000 on the third and each subsequent monthly anniversary of the Due Date until the Note is paid in full.



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        4.       Company Liability for Payments on Guarantees. Upon a
Guarantor's payment of any loss, claim, damage, expense or liability arising under the Note (each a "Claim"), the Company shall be obligated to immediately reimburse such Guarantor for the full amount of such payment. In order to secure its obligation pursuant to this Section, the Company shall execute a Security Agreement in the form attached as Exhibit B hereto.

        5.       Indemnification.

                 (a) It is the intention of this Agreement that no Guarantor shall be liable for more than his share of a Claim, as set forth in subsection
(b) of this Section. Accordingly, each Guarantor (in such capacity an "Indemnifying Guarantor") hereby agrees to indemnify and hold harmless the other Guarantors (in such capacity an "Indemnified Guarantor") from and against any Claim which is not reimbursed by the Company pursuant to Section 4 hereof to the extent, and only to the extent, that such Claim exceeds the Indemnified Guarantor's share of such Claim. Upon any Guarantor's payment of a Claim, such Guarantor shall deliver notice thereof (the "Notice of Claim") in reasonable detail to the Company and to each of the other Guarantors. Within five (5) business days following receipt of the Notice of Claim, each Guarantor required to make an indemnification payment pursuant to this Section shall deliver the same by certified check to the Guarantor who paid such Claim. Each Indemnifying Guarantor shall also reimburse the Indemnified Guarantor for all costs (including, without limitation, attorneys' fees) of collecting amounts due the Indemnified Guarantor pursuant to this Section from such Indemnifying Guarantor.

                 (b) Each Guarantor's share of a Claim shall be determined as follows:

                     (1) If the Claim was made under the First Tranche Guaranty, King's, Ruyan's and Mosher's shares shall be one-third each.

                     (2) If the Claim was made under a Second Tranche Guaranty, King's and Ruyan's shares shall be one-fourth each and Mosher's share shall be one-half.

        6.       Contribution.

                 (a) If and to the extent that the remedies provided in Section 5 hereof to an Indemnified Guarantor are insufficient due to the Insolvency (as defined in subsection (b) below) of any Indemnifying Guarantor, the Indemnified Guarantor shall be entitled to a contribution from each solvent Indemnifying Guarantor such that the aggregate of such contributions totals the excess of the Indemnified Guarantor's payment of such Claim over such Indemnified Guarantor's share of such Claim (for this purpose, such share shall be calculated by allocating the amount of the Claim among the solvent Guarantors based upon the percentage shares set forth in Section 5(b)). The Indemnified Guarantor shall deliver a request for contribution (the "Contribution Request") in reasonable detail to the Company and to each of the solvent Indemnifying Guarantors regarding his or her right to contribution hereunder. Within five (5) business days following receipt of the Contribution Request, each solvent Indemnifying Guarantor required to make a contribution payment pursuant to this Section shall deliver the same by certified check to such Indemnified Guarantor.






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                 (b) An Indemnifying Guarantor shall be deemed "Insolvent" if such Indemnifying Guarantor (i) applies for or consents to the appointment of a receiver, trustee, or liquidator, (ii) is unable, or admits in writing his or her inability to pay debts as they mature, (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated bankrupt or insolvent; (v) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law; or (vi) fails to successfully dismiss an involuntary petition filed against him or her.

        7. Draws under Provident Financing. The Chairman of the Board of the Company, in his or her sole discretion, shall determine the amount and timing of draws to be made under the Provident Financing, subject to the aggregate amounts set forth in paragraph B. above.

        8. Amendment, Waiver and Third Party Beneficiaries. This Agreement may not be amended orally, but only by an instrument in writing signed by all of the Guarantors who are parties hereto. No delay or failure on the part of any Guarantor to exercise any power or right hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. The Guarantors acknowledge and agree that this Agreement is not intended to create any third party beneficiary rights.

        9. Partial Invalidity. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not effect other provisions or applications which can be given effect, and this Agreement shall be construed as if the lawful and unenforceable provision or application had never been contained hereby or prescribed hereby.

        10. Governing Law, Submission to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law, and not the law of conflicts of law, of the State of Minnesota. Each of the parties hereto consents and agrees to the jurisdiction of any state court sitting in the City of Minneapolis, State of Minnesota, or any federal court sitting in the city of Minneapolis, State of Minnesota, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein.

        11. Assignment. This Agreement shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the Guarantors and their successors and assigns.

        12. Integration. This Agreement contains the full, final and exclusive statement of the agreement between the Guarantors relating to all matters set forth herein and supersedes all other oral and written understandings to the contrary.

        13. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.






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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                       CAFE ODYSSEY, INC.


                                       By:    /s/ Stephen D. King
                                             ---------------------------------
                                       Name:  Stephen D. King
                                             ---------------------------------
                                       Title: Chief Executive Officer
                                             ---------------------------------



                                       /s/ Stephen D. King
                                       ---------------------------------------
                                       STEPHEN D. KING



                                       /s/ Jerry L. Ruyan
                                       ---------------------------------------
                                       JERRY L. RUYAN



                                       /s/ Greg C. Mosher
                                       ---------------------------------------
                                       GREG C. MOSHER







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                                                                       EXHIBIT A

                                    [WARRANT]









































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                                                                       EXHIBIT B

                               SECURITY AGREEMENT

































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